UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

KKR Private Equity Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56540	88-4368033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 23, 2024 (the “Effective Date”), certain indirect subsidiaries (collectively, the “Borrowers”) of KKR Private Equity Conglomerate LLC (the “Company”) entered into a revolving credit agreement (the “Agreement”) with Sumitomo Mitsui Banking Corporation, as joint lead arranger and administrative agent, KKR Capital Markets LLC, an indirect subsidiary of KKR & Co. Inc. and affiliate of the Company, as joint lead arranger, and the lenders party thereto.

Under the Agreement, the lenders have agreed to make credit available to the Borrowers in an aggregate initial principal amount of up to $200 million as of the Effective Date, with an uncommitted accordion feature that would allow the Borrowers to increase the commitment to up to $1.5 billion in the aggregate.  The Agreement will mature on December 23, 2027, unless there is an earlier termination or an acceleration following an event of default.

Advances under the Agreement denominated in U.S. dollars will bear interest, at the relevant Borrower’s option, at (i) the daily or term Secured Overnight Financing Rate (SOFR) plus a spread of 3.50% or (ii) certain alternative rates made available to the Borrower under the terms of the Agreement.  Advances under the Agreement denominated in currencies other than U.S. dollars will bear interest at certain local rates consistent with market standards plus a spread of 3.50%.    The Borrowers are also obligated to pay other customary closing fees, arrangement fees, administration fees, unused fees, commitment fees and letter of credit fees for a credit facility of this size and type.  Obligations under the Agreement are non-recourse to the Company and other parts of KKR.

The Agreement contains customary representations and warranties, events of default, mandatory prepayment triggers and affirmative and negative covenants, including requirements related to maintaining certain loan-to-value percentages, as described in Exhibit 10.1 to this Current Report on Form 8-K.

The Borrowers’ obligations under the Agreement are secured by a pledge of certain accounts of the Borrowers.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
Revolving Credit Agreement, dated as of December 23, 2024, among certain indirect subsidiaries of KKR Private Equity Conglomerate LLC, as borrowers, Sumitomo Mitsui Banking Corporation, as joint lead arranger and administrative agent, KKR Capital Markets LLC, as joint lead arranger, and the lenders party thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR PRIVATE EQUITY CONGLOMERATE LLC

	By:	/s/ Sung Bum Cho
		Name:	Sung Bum Cho
		Title:	General Counsel & Secretary

Date: December 30, 2024